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                        AMENDMENT NO. 2 TO AGREEMENT AND
                                 PLAN OF MERGER

     This Amendment No. 2 to Agreement and Plan of Merger (the "Amendment") is made this 24th day of March 1999 by and among Nathan's Famous, Inc., a Delaware corporation ("Nathan's"), Miami Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of Nathan's ("Merger Sub"), and Miami Subs Corporation, a Florida corporation ("Miami Subs").

     WHEREAS, the parties hereto executed an Agreement and Plan of Merger dated as of January 15, 1999;

     WHEREAS, the parties hereto executed an amendment to Agreement and Plan of Merger dated as of February 26, 1999(as so amended, the "Agreement");

     WHEREAS, the parties hereto desire to further amend the Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. DEFINITIONS. All capitalized terms used but not defined herein shall have the meaning set forth in the Agreement.

     2. CONDITIONS TO THE MERGER.

     (a) The parties hereto hereby agree that Section 6.2(f) of the Agreement shall be amended and restated as follows:

          "(f) Miami Subs shall, in its sole and absolute discretion, be satisfied with the results of its due diligence with respect to Nathan's; provided that such due diligence must be completed by no later than April 26, 1999. Absent written notification by Miami Subs, within the five (5) business days immediately after such date, this condition shall be deemed waived."

     (b) The parties hereto hereby agree that Section 6.3(f) of the Agreement shall be amended and restated as follows:

          "(f) Nathan's and Merger Sub shall, in their sole and absolute discretion, be satisfied with the results of its due diligence with respect to Miami Subs; provided that such due diligence must be completed by no later than April 26, 1999. Absent written notification by Nathan's and Merger Sub within the five (5) business days immediately after such date, this condition shall be deemed waived."

     3. TERMINATION.

     (a) The parties hereto hereby agree that Section 7.1(b) of the Agreement shall be amended and restated as follows:

          "(b) by either Miami Subs or Nathan's if the Merger shall not have been consummated by July 31, 1999; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger

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     to occur on or before such date and such action or failure to act constitutes a breach of this Agreement."

     4. MISCELLANEOUS. Except as specifically set forth herein, the Agreement and its terms shall remain in full force and effect in accordance with its provisions.

     IN WITNESS WHEREOF, Nathan's, Merger Sub and Miami Subs have caused this Amendment No. 2 to be signed by themselves or their duly authorized respective officers, all as of the date first written above.

                                          NATHAN'S FAMOUS, INC.

                                          By: /s/ RONALD DeVOS
                                             -----------------------------------
                                              Ronald DeVos, Vice
                                              President -- Finance

                                          MIAMI ACQUISITION CORP.

                                          By: /s/ RONALD DeVOS
                                             -----------------------------------
                                              Ronald DeVos, Treasurer

                                          MIAMI SUBS CORPORATION

                                          By: /s/ JERRY WODA
                                             -----------------------------------
                                              Jerry Woda, Senior Vice
                                              President -- Finance

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